Exhibit 99.1

SAIC ANNOUNCES CEO TRANSITION

Tony Moraco to Retire as SAIC’S Chief Executive Officer,

Board of Directors Elects Nazzic S. Keene as Successor

Monday, March 11, 2019 4:45 pm EDT

RESTON, Va. – (BUSINESS WIRE) – Science Applications International Corp. (NYSE: SAIC) announced today that Tony Moraco will retire as chief executive officer effective July 31, 2019, and that its Board of Directors has elected Nazzic S. Keene, currently the corporation’s chief operating officer, to succeed him.

“I am extremely proud of how SAIC has evolved as a leading technology integrator with strong financial performance, led by an excellent leadership team, and I’m very confident that SAIC will deliver sustained profitable growth into the future,” said Moraco. “I am also excited that Nazzic will become our company’s next CEO. She has an exceptional track-record leading the company’s operations, building great teams, and growing business, most recently as the lead architect of the highly-successful Engility merger and integration. Nazzic is the best person to take the helm, accelerate SAIC’s mission-focused strategy, and continue to deliver outstanding value for our customers, employees, and shareholders.”

“I am humbled and honored by Tony’s and the Board’s confidence to lead this great company. With first-hand knowledge of SAIC’s newly-strengthened scale and breadth of capabilities and our mission-driven Ingenuity 2025 strategy, I am excited about the opportunities for even greater success that are ready to be realized,” said Keene. “Working with SAIC’s incredible leadership team and deep bench of exceptional talent, we are well-positioned to lead the way in integrated technology solutions, own the markets we choose to serve, and make a meaningful difference for all who depend on us.”

In announcing the transition, SAIC Board Chair Donna Morea said, “Because of the importance the Board of Directors places on succession planning and seamless leadership transitions, we are appreciative that Tony chose and groomed a highly-respected, highly-qualified successor. Nazzic has a deep understanding and proven mastery of how technology can be applied to further the critical missions of our government and a clear strategic vision for SAIC’s growth and future success.”

Morea continued, “SAIC, its customers, and its shareholders have benefited greatly from Tony’s leadership, which transformed SAIC from a spin-off to a market leader named by FORTUNE Magazine as one of the World’s Most Admired Companies and positioned the company to be the leading provider of integrated technology solutions. The Board looks forward to working with Nazzic to build on Tony’s legacy of success and take the company to still greater heights.”

Keene, a widely-respected IT industry leader with more than three decades of diversified experience in the information systems and technology services industries, joined SAIC in 2012. Since that time, she has risen through the company’s ranks to lead its daily operations as its chief operating officer and to oversee the merger and integration of Engility, which became a wholly-owned subsidiary of SAIC on Jan. 14, 2019.

Previously Keene was president of the company’s Global Markets & Mission sector and senior vice president for Corporate Strategy and Planning, where she played an instrumental role in the spin-off of SAIC in 2013.

About SAIC

SAIC is a premier technology integrator solving our nation’s most complex modernization and readiness challenges across the defense, space, federal civilian, and intelligence markets. Our robust portfolio of offerings includes high-end solutions in systems engineering and integration; enterprise IT, including cloud services; cyber; software; advanced analytics and simulation; and training. With an intimate understanding of our customers’ challenges and deep expertise in existing and emerging technologies, we integrate the best components from our own portfolio and our partner ecosystem to rapidly deliver innovative, effective, and efficient solutions.

We are a team of 23,000 strong driven by mission, united by purpose, and inspired by opportunity. Headquartered in Reston, Virginia, SAIC has annual revenues of approximately $6.5 billion. For more information, visit saic.com. For ongoing news, please visit our newsroom.

Certain statements in this announcement constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and a number of factors could cause our actual results, performance, achievements, or industry results to be very different from the results, performance, or achievements expressed or implied by such forward-looking statements. Some of these factors include, but are not limited to, the risk factors set forth in SAIC’s Annual Report on Form 10-K and other such filings that SAIC makes with the SEC from time to time, which may be viewed or obtained through the Investor Relations section of our web site at www.saic.com. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof.

Contact Information:

Lauren Presti

703-676-8982

lauren.a.presti@saic.com

SAIC Investor Relations

Shane P. Canestra

Director of Investor Relations

703.676.2720

shane.p.canestra@saic.com